Exhibit 99.1

Chambers Street Properties Declares Pro-Rata December 2015 Dividend

PRINCETON, N.J., November 23, 2015 — (BUSINESS WIRE) — Chambers Street Properties (“Chambers Street” or the “Company”) (NYSE:CSG), a real estate investment trust focused on acquiring, owning and operating net leased industrial and office properties, today announced that its Board of Trustees declared a pro-rata monthly distribution of $0.0219 per common share for the time period of December 1, 2015 through December 16, 2015, the date prior to the anticipated close of the announced merger with Gramercy Property Trust Inc. (“Gramercy”). This pro-rata distribution is consistent with the Company’s past monthly distributions of $0.0425 per common share.

The pro-rata December dividend will be paid on December 22, 2015 to all shareholders of record on December 16, 2015. As previously disclosed, the November dividend will be paid on December 8, 2015 to all shareholders of record on November 30, 2015.

The merger is expected to close on December 17, 2015 pending approval by Chambers Street’s shareholders and Gramercy’s stockholders at their respective meetings on December 15, 2015. The combined company is expected to subsequently declare and pay a stub dividend to its shareholders for the period from the merger closing through December 31, 2015 at Chambers Street’s current monthly distribution rate of $0.0425 per common share.

About Chambers Street Properties (NYSE:CSG)

Chambers Street is a real estate investment trust focused on acquiring, owning and operating net leased industrial and office properties, leased to creditworthy tenants. As of September 30, 2015, Chambers Street owned or had a majority interest in 125 properties located across 19 U.S. states, France, Germany, and the United Kingdom encompassing approximately 37.2 million rentable square feet. For additional information, please visit www.chambersstreet.com.

Additional Information About Proposed Merger with Gramercy Property Trust Inc. and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In connection with the transaction with Gramercy, the Company has filed with the SEC a registration statement on Form S-4 that includes a definitive joint proxy statement of the Company and Gramercy that also constitutes a definitive prospectus of the Company.  On October 30, 2015, Gramercy and the Company mailed the definitive proxy statement/prospectus to stockholders of Gramercy and shareholders of the

Company.  This material is not a substitute for the joint proxy statement/prospectus or registration statement or for any other document that Gramercy or the Company may file with the SEC and send to Gramercy’s stockholders and/or the Company’s shareholders in connection with the proposed transactions.  INVESTORS AND SECURITY HOLDERS OF GRAMERCY AND THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders are able to obtain free copies of the definitive proxy statement/prospectus and other documents filed with the SEC by Gramercy or the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Gramercy are also available free of charge on Gramercy’s website at www.gptreit.com, or by contacting Gramercy’s Investor Relations Department at (212) 297-1000. Copies of the documents filed with the SEC by the Company are also available free of charge on the Company’s website at www.chambersstreet.com or by contacting the Company’s Investor Relations Department at (609) 806-2682.

Gramercy, the Company, their respective directors/trustees and certain of their respective executive officers may be considered participants in the solicitation of proxies with respect to the proposed transactions under the rules of the SEC.  Information about the directors and executive officers of Gramercy is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 9, 2015, its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on May 11, 2015, and other filings filed with the SEC. Information about the trustees and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 2, 2015, the amendments thereto on Form 10-K/A, which were filed with the SEC on March 30, 2015 and April 30, 2015, and other filings filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is also included in the preliminary proxy statement and other relevant materials filed with the SEC.

Investor Relations
Chambers Street Properties

Heather Gentry

609-683-4900

Heather.Gentry@CSPREIT.com

Media Contacts
Tim Gallen	Andrew Neilly, 925-930-9848
Tim@Gallen.com	Andrew@Gallen.com